As filed with the Securities and Exchange Commission on December 1, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	43-1804048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

151 Detroit Street
Denver, Colorado 80206
(Address of principal executive offices, including zip code)

Janus Capital Group Inc. 2012 Employment Inducement Award Plan
(Full title of the plan)

David Grawemeyer, Esq.
Executive Vice President and General Counsel
Janus Capital Group Inc.
151 Detroit Street
Denver, Colorado 80206
(303) 333-3863

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Erica Schohn, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square

New York, NY 10036-6522

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	1,000,000	$15.53	$15,530,000	$1,804.59	(2)
(1)

Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plans described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low sales prices per share of the Common Stock as reported on the New York Stock Exchange on November 25, 2014.

EXPLANATORY NOTE

Previously Janus Capital Group Inc. (the “Registrant”) registered 1,000,000 shares of Common Stock under the Janus Capital Group Inc. 2012 Employment Inducement Award Plan (the “2012 Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-187265) filed on March 14, 2013 (the “2013 Registration Statement”). This Registration Statement on Form S-8 is being filed solely to register an additional 1,000,000 shares of Common Stock that may be issued under the 2012 Plan listed herein which were added to the 2012 Plan by amendment approved by the Registrant’s Board of Directors on September 29, 2014. Pursuant to General Instruction E to Form S-8, the contents of the 2013 Registration Statement are incorporated into this Registration Statement by reference, except that the provisions contained in Part II of the 2013 Registration Statement are modified as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “SEC”) by the Registrant under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

a)                                     The Annual Report on Form 10-K for the year ended December 31, 2013 filed by the Registrant on February 25, 2014;

b)                                     The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014 filed by the Registrant on April 24, 2014, July 23, 2014, and October 23, 2014, respectively;

c)                                      The Current Reports on Form 8-K filed by the Registrant on January 16, 2014, January 23, 2014, April 25, 2014, and September 26, 2014; and

d)                                     The description of the Registrant’s common stock contained in exhibit 99.1 of its Registration Statement on Form 10 (File No. 001-15253) filed on June 15, 2000, pursuant to Section 12 of the Exchange Act, including any amendments or supplements filed for the purpose of updating such descriptions.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits.

Exhibit No.	Description

3.1

Delaware Certificate of Incorporation as Amended and Restated on June 14, 2000, is hereby incorporated by reference from Exhibit 3.1.1 to Janus’ Registration Statement on Form 10 declared effective on June 15, 2000 (File No. 001-15253).

3.2

Delaware Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2012 is hereby incorporated by reference from Exhibit 3.1 to Janus’ Current Report on Form 8-K filed on May 18, 2012.

3.3

Bylaws of Janus Capital Group Inc. as Amended and Restated on October 21, 2008, is hereby incorporated by reference from Exhibit 3.1 to Janus’ Form 10-Q for the quarter ended September 30, 2008 (File No. 001-15253).

3.4	First Amendment to the Amended and Restated Bylaws of Janus is hereby incorporated by reference from Exhibit 3.2 to Janus’ Current Report on Form 8-K filed on May 18, 2012.

4.1	Janus Capital Group Inc. 2012 Employment Inducement Award Plan, amended and restated as of November 28, 2014.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 1, 2014.

JANUS CAPITAL GROUP INC.

By:	/s/ Jennifer J. McPeek

Name:	Jennifer J. McPeek
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the Registrant hereby severally constitute and appoint each of Jennifer J. McPeek and David Grawemeyer, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, including any registration statement or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed as of the 1st day of December, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Richard M. Weil
Richard M. Weil	Director and Chief Executive Officer

/s/ Jennifer J. McPeek	Executive Vice President and Chief Financial Officer
Jennifer J. McPeek	(Principal Financial Officer)

/s/ Brennan A. Hughes	Senior Vice President and Chief Accounting Officer
Brennan A. Hughes	(Principal Accounting Officer)

/s/ Glenn Schafer
Glenn Schafer	Chairman of the Board

/s/ Timothy K. Armour
Timothy K. Armour	Director

/s/ G. Andrew Cox
G. Andrew Cox	Director

/s/ Jeffrey J. Diermeier
Jeffrey J. Diermeier	Director

/s/ Eugene Flood, Jr.
Eugene Flood, Jr.	Director

Signature	Title

/s/ J. Richard Fredericks
J. Richard Fredericks	Director

/s/ Deborah R. Gatzek
Deborah R. Gatzek	Director

/s/ Lawrence E. Kochard
Lawrence E. Kochard	Director

/s/ Seiji Inagaki
Seiji Inagaki	Director

EXHIBIT INDEX

Exhibit No.	Description

3.1

Delaware Certificate of Incorporation as Amended and Restated on June 14, 2000, is hereby incorporated by reference from Exhibit 3.1.1 to Janus’ Registration Statement on Form 10 declared effective on June 15, 2000 (File No. 001-15253).

3.2

Delaware Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2012 is hereby incorporated by reference from Exhibit 3.1 to Janus’ Current Report on Form 8-K filed on May 18, 2012.

3.3

Bylaws of Janus Capital Group Inc. as Amended and Restated on October 21, 2008, is hereby incorporated by reference from Exhibit 3.1 to Janus’ Form 10-Q for the quarter ended September 30, 2008 (File No. 001-15253).

3.4	First Amendment to the Amended and Restated Bylaws of Janus is hereby incorporated by reference from Exhibit 3.2 to Janus’ Current Report on Form 8-K filed on May 18, 2012.

4.1	Janus Capital Group Inc. 2012 Employment Inducement Award Plan, amended and restated as of November 28, 2014.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).